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                                                                    EXHIBIT 23.3

                      CONSENT OF CIBC WORLD MARKETS CORP.

The Board of Directors
Southern Mineral Corporation
1201 Louisiana, Suite 3350
Houston, Texas 77002-5609

Members of the Board:

        We hereby consent to the inclusion of our opinion letter dated July 13, 1999 as Appendix C to the Proxy Statement/Prospectus which is part of the Registration Statement on Form S-4 of Southern Mineral Corporation filed with the Securities and Exchange Commission on the date hereof and to the references to such opinion in such Proxy Statement/Prospectus. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        /s/ CIBC WORLD MARKETS CORP.


Dated: July 20, 1999